SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) March 16, 2000
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                        Generex Biotechnology Corporation
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             (Exact name of registrant as specified in its charter)



          Delaware                     000-25169                82-049021
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(State or other jurisdiction          (Commission             (IRS Employer
      of Incorporation)               File Number)          Identification No.)



33 Harbor Square, Suite 202, Toronto, Ontario Canada                M5J 2G2
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      (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code            416/364-2551
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          (Former name or former address, if changed since last report)

Item 5. Other Events.

     On March 16, 2000, the Supreme Court of the State of New York, County of New York, granted the petition of Sands Brothers & Co., Ltd. to confirm an award rendered in Sands Brothers' favor on October 1, 1999, in an arbitration conducted under New York Stock Exchange Rule 600(a), and denied our cross motion to vacate the award. The arbitration involved the enforceability of a "Financial Advisory Services" agreement (the "Advisory Agreement") dated October 9, 1997, between Sands Brothers and Generex Pharmaceuticals, Inc., an Ontario corporation which is a wholly owned subsidiary of ours. In addition to monetary damages of $14,070, the award includes a declaratory judgment that we take all necessary action to issue to Sands Brothers a warrant to purchase 1,530,020 shares of our common stock pursuant to and in accordance with the terms of the Advisory Agreement.

     We intend to appeal the decision, and to date we have made no provision in our financial statements for any loss in this litigation. If we are unsuccessful in our effort to vacate the award and are required to issue warrants or other securities to Sands Brothers under the Advisory Agreement, we will record a charge to operations, and a corresponding increase to Additional Paid in Capital, equal to the fair value of the securities issued less any consideration that we receive for the securities.

     We do not believe that the final outcome of this case is reasonably likely to have a material adverse effect on our consolidated financial position apart from any charge to operations as described above.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENEREX BIOTECHNOLOGY CORPORATION



Dated: March 24, 2000                     By: /s/ E. Mark Perri
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                                                E. Mark Perri, Chairman and CFO